Exhibit 10.1
NINTH AMENDMENT TO CREDIT AGREEMENT
     THIS NINTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of May 18, 2011, among Powell Industries, Inc., a Delaware corporation (“Parent”), Switchgear & Instrumentation Ltd., an entity organized under the laws of England and Wales (formerly known as Inhoco 3210 Limited, “Inhoco”), Switchgear & Instrumentation Properties Limited, an entity organized under the laws of England and Wales (“SI Properties” and together with Inhoco, “UK Borrower”), Bank of America, N.A., a national banking association, as Agent, Swing Line Lender and L/C Issuer under the Credit Agreement (in such capacity as administrative agent, together with its successors in such capacity, “Agent”), and each lender from time to time party to the Credit Agreement (collectively, “Lenders” and individually, a “Lender”). Capitalized terms used but not defined in this Amendment have the meaning given them in the Credit Agreement (defined below).
RECITALS
     A. Parent, Inhoco, and SI Properties, as borrowers, Agent and Lenders are parties to that certain Credit Agreement dated as of June 29, 2005 (as amended by the First Amendment to Credit Agreement dated November 7, 2005, the Second Amendment to Credit Agreement dated January 11, 2006, the Third Amendment to Credit Agreement dated August 4, 2006, the Fourth Amendment to Credit Agreement dated December 7, 2006, the Fifth Amendment to Credit Agreement dated December 4, 2007, the Sixth Amendment to Credit Agreement dated December 14, 2007, the Seventh Amendment to Credit Agreement dated December 10, 2008, the Eighth Amendment to Credit Agreement dated March 11, 2010, and as further amended, restated or supplemented, the “Credit Agreement”).
     B. Parent and UK Borrower have requested, and Agent and Lenders have agreed, subject to the terms and conditions herein, to amend the Credit Agreement to: (i) terminate the Revolving Facility with respect to UK Borrower, (ii) remove UK Borrower as borrowers under the Credit Agreement, and (iii) extend the stated maturity date, among other things.
     C. Parent, UK Borrower, Agent and Lenders have agreed to amend the Credit Agreement, subject to the terms and conditions of this Amendment.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:
     1. Removal of UK Borrower.
     (a) Termination of Revolving Facility for UK Borrower. As of the Effective Date, Lenders’ commitments to extend credit to UK Borrower under the Revolving Facility, including the issuance of Letters of Credit to or for the account of UK Borrower, are hereby terminated and are of no further force and effect. The Outstanding Amount of all Revolving Loans to, and L/C Obligations of, UK Borrower, and all accrued and unpaid interest thereon, shall be deemed to be obligations of Parent only.

     (b) Removal of UK Borrower. As of the Effective Date, each of Inhoco and SI Properties are hereby removed as borrowers under the Credit Agreement. All references to “Borrower” or “Borrowers” under the Credit Agreement shall hereinafter be deemed to refer to Parent only. In consideration of the mutual release given by Inhoco and SI Properties in Section 6 of this Amendment, as of the Effective Date, Agent and Lenders hereby release and discharge Inhoco and SI Properties from their respective obligations which arise under the Credit Agreement solely in the capacity as a “Borrower” (and not in any other capacity).
     2. Amendments to Credit Agreement. The Credit Agreement is further amended as set forth below as of the Effective Date:
     (a) The definitions of “Alternative Currency”, “Applicable Rate”, “Approved Period”, “Borrower”, “Eurocurrency Rate Loan”, “Revaluation Date”, “Letter of Credit Sublimit”, and “Termination Date” in Section 1.01 of the Credit Agreement are deleted in their entirety and are replaced with the following:
     “Alternative Currency” means Sterling, Canadian Dollars, Euros, and each other currency (other than Dollars) that is approved in accordance with Section 1.05.
     “Applicable Rate means, except as specified below, the following percentages per annum, based upon the Consolidated Leverage Ratio as set out in the most recent Compliance Certificate received by Agent pursuant to Section 6.02(b):

Pricing	Consolidated Leverage	Eurocurrency		Letter of	Commitment
Level	Ratio	Rate	Base Rate	Credit Fee	Fee
1	<1.25:1.00	+1.00%	-0.50%	1.00%	0.1875%
2	≥1.25:1.00 but <2.25:1.00	+1.25%	-0.25%	1.25%	0.1875%
3	≥2.25:1.00	+1.75%	+0.00%	1.75%	0.1875%
Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that, if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 3 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day after a Compliance Certificate establishing a lower applicable Pricing Level is delivered pursuant to Section 6.02(b).
     Approved Period means the period commencing on the Closing Date and ending on December 31, 2016 (such period may be extended if requested by UK Borrower and if the Required Lenders agree, in their sole discretion, to an extension in writing).
     Borrower means Parent.

     Eurocurrency Rate Loan means a Committed Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans shall be denominated in Dollars.
     Letter of Credit Sublimit means the Commitment amount then in effect per Schedule 2.01. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Committed Amount.
     Revaluation Date means with respect to any Letter of Credit, each of the following: (a) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (b) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (c) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (d) in the case of the Existing Letters of Credit, the date that the conditions precedent in Section 4.01(c) are satisfied and (e) such additional dates as Agent or the L/C Issuer shall determine or the Required Lenders shall require in the amount specified therein.
     Termination Date means the earlier of (a) December 31, 2016, or (b) the effective date that the Lenders’ commitments to make Revolving Loans and purchase participations in L/C’s and Swing Line Loans are otherwise cancelled or terminated in accordance with Section 8 of this Agreement, or otherwise.”
     (b) Section 1.01 of the Credit Agreement is further amended to add the following defined term in the appropriate alphabetical order:
     “Canadian Dollars means lawful money of Canada.”
     (c) Section 1.01 of the Credit Agreement is further amended to delete the defined terms “Alternative Currency Sublimit” and “Designated Sublimit” in their entirety.
     (d) Section 1.04 (Exchange Rates; Currency Equivalents) of the Credit Agreement is deleted in its entirety and replaced with the following:
“1.04 Exchange Rates; Currency Equivalents.
     (a) The Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of L/C Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the

Loan Documents shall be such Dollar Equivalent amount as so determined by the Agent or L/C Issuer, as applicable.
     (b) Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Agent or the L/C Issuer, as the case may be.”
     (e) Section 1.05 (Additional Alternative Currencies) of the Credit Agreement is deleted in its entirety and replaced with the following:
     “1.05 Additional Alternative Currencies.
     (a) Borrower may from time to time request that Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that, such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. Such request shall be subject to the approval of the Agent and the L/C Issuer.
     (b) Any such request shall be made to the Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired L/C Credit Extension (or such other time or date as may be agreed by the Agent and, the L/C Issuer in their sole discretion). Agent shall promptly notify the L/C Issuer thereof. The L/C Issuer shall notify the Agent, not later than 11:00 a.m., 10 Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency.
     (c) Any failure by the L/C Issuer to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by the L/C Issuer to permit Letters of Credit to be issued in such requested currency. If the Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Agent shall so notify Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the Agent shall promptly so notify Borrower.”
     (f) Section 2.01(b) (Revolving Commitment) of the Credit Agreement is deleted in its entirety and replaced with the following:

     “(b) Revolving Commitment. Subject to the terms and conditions of this Agreement each Lender severally agrees to make one or more Revolving Loans to Borrower in Dollars from time to time, on any Business Day during the Availability Period, in an amount not to exceed at any time outstanding the amount of such Lender’s Commitment which, subject to the other terms and conditions of this Agreement, Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01 (the “Revolving Facility”). Lenders’ commitments to lend under the Revolving Facility shall expire at 1:00 p.m. on the last Business Day preceding the Termination Date, provided that, Borrower’s obligations and Lenders’ rights under the Loan Documents shall continue in full force and effect until the Obligation is paid in full. Revolving Loans under the Revolving Facility are subject to the following conditions:
     (i) each Revolving Borrowing (unless the remaining Available Revolving Amount is less) must be in an amount not less than $500,000 or a whole multiple of $100,000 (if a Base Rate Loan) or $500,000 or a whole multiple of $100,000 (if a Eurocurrency Rate Loan) in excess thereof;
     (ii) no Revolving Borrowing may exceed the Available Revolving Amount; and
     (iii) after giving effect to any Revolving Loan, (1) the Outstanding Amount of all Revolving Loans, L/C Obligations, and Swing Line Loans may not exceed the Revolving Committed Amount, (2) the Total Outstandings shall not exceed the Aggregate Commitments, and (3) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment.”
     (g) Section 2.02(a) of the Credit Agreement is deleted in its entirety and replaced with the following:
     “(a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon Borrower’s irrevocable notice to Agent, which may be given by telephone. Each such notice must be received by Agent not later than 11:00 a.m. (i) 3 Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or of any conversion of Eurocurrency Rate Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.”
     (h) Section 2.02(b) of the Credit Agreement is deleted in its entirety and replaced with the following:
     “(b) Following receipt of a Committed Loan Notice, Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by Borrower, Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to Agent in Same Day Funds at Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set out in Sections 4.02 and 4.03 (and, if such Borrowing is the initial Credit Extension, Section 4.01), Agent shall make all funds so received available to Borrower in like funds as received by Agent either by (i) crediting the account of Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Agent by Borrower; provided that, if, on the date the Committed Loan Notice with respect to such Borrowing denominated in Dollars is given by Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and, second, shall be made available to Borrower as provided above.”
     (i) Section 2.02(c) of the Credit Agreement is deleted in its entirety and replaced with the following:

     “(c) Except as otherwise provided in this Agreement, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans without the consent of the Required Lenders.”
     (j) Section 2.03(a)(i) of the Credit Agreement is deleted in its entirety and replaced with the following:
     “(i) Subject to the terms and conditions set out in this Agreement, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set out in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Termination Date, to issue Letters of Credit denominated in Dollars or in one more Alternative Currencies for the account of Parent and its Subsidiaries, and to amend Letters of Credit previously issued by it, in accordance with clause (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of Borrower and any drawing thereunder; provided that after giving effect to any L/C Extension with respect to any Letter of Credit, (A) the Total Outstandings shall not exceed the Aggregate Commitments, (B) the Outstanding Amount of all Revolving Loans, L/C Obligations, and Swing Line Loans shall not exceed the Revolving Committed Amount, (C) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans would exceed such Lender’s Commitment, (D) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Applicable Percentage of the Revolving Committed Amount, and (E) the Outstanding Amount of the L/C Obligations for Parent shall not exceed its Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the L/C Extension so requested complies with the conditions set forth in the provisos to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. From and after the occurrence of the Closing Date and the satisfaction of all conditions precedent in Section 4.01(c), all Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and shall be subject to and governed by the terms and conditions hereof.”
     (k) Section 2.04(a) of the Credit Agreement is deleted in its entirety and replaced with the following:

     “(a) Subject to the terms and conditions set out in this Agreement, the Swing Line Lender agrees to, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, make loans in Dollars (each such loan, a “Swing Line Loan”) to Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Applicable Percentage of the Revolving Committed Amount; provided that, after giving effect to any Swing Line Loan, (i) the Total Outstandings may not exceed the Aggregate Commitments, (ii) the Outstanding Amount of all Revolving Loans, L/C Obligations, and Swing Line Loans may not exceed the Revolving Committed Amount, and (iii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment; and provided further, that Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.”
     (l) Section 2.05(d) of the Credit Agreement is deleted in its entirety and replaced with the following:
     “(d) Intentionally Omitted.”
     (m) Section 2.05(e) of the Credit Agreement is deleted in its entirety and replaced with the following:
“(e) If for any reason the Outstanding Amount of Revolving Loans, L/C Obligations, and Swing Line Loans ever exceeds the Revolving Committed Amount then in effect, then, subject to Section 2.01(c), Borrower shall promptly, and in any event no later than 3 Business Days after written notice from Agent, prepay the Revolving Facility in an amount equal to the excess, together with all accrued and unpaid interest on the principal amount prepaid and any additional amounts required pursuant to Section 3.05 and/or Cash Collateralize the L/C Obligations; provided that, Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(e) unless after the prepayment in full of the Revolving Facility the Total Outstandings exceed the Aggregate Commitments then in effect. All such prepayments of Borrower shall be applied ratably among its Revolving Notes (based on the proportion of each Revolving Note’s outstanding principal to the Outstanding Amount of all Revolving Loans).”
     (n) Section 2.06 of the Credit Agreement is amended to delete the reference to the “Alternative Currency Sublimit” in clause (iv) so that such Section 2.06 reads as follows:
     “2.06 Termination or Reduction of Commitments. Borrower may, upon notice to Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Revolving Committed Amount; provided that (i) any such notice shall be received by Agent not later than 11:00 a.m. 5 Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Revolving Commitment Amount, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Commitment Amount, such Sublimit shall be automatically reduced by the amount of such excess. Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.”
     (o) Section 2.12(a) of the Credit Agreement is deleted in its entirety and replaced with the following:
     “(a) General. All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided in this Agreement, all payments by Borrower hereunder shall be made to Agent, for the account of the respective Lenders to which such payment is owed, at Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified in this Agreement. Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided in this Agreement) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by Agent after 2:00 p.m. shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.”
     (p) Section 3.02 (Illegality) of the Credit Agreement is amended to delete the parenthetical phrase “(whether denominated in Dollars or in Alternative Currency)” where such phrase appears.

     (q) Section 3.03 (Inability to Determine Rates) of the Credit Agreement is amended to delete the parenthetical phrase “(whether denominated in Dollars or in Alternative Currency)” in each instance where such phrase appears.
     (r) Section 4.02(d) of the Credit Agreement is deleted in its entirety and replaced with the following:
     “(d) In the case of an L/C Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Agent or the L/C Issuer would make it impracticable for such L/C Credit Extension to be denominated in the relevant Alternative Currency.”
     (s) Section 7.11(b) (Minimum EBITDA) of the Credit Agreement is deleted in its entirety and replaced with the following:
     “(b) Intentionally Omitted.”
     (t) Section 7.11(c) (Minimum Tangible Net Worth) of the Credit Agreement is deleted in its entirety and replaced with the following:
     “(c) Intentionally Omitted.”
     (u) Section 7.11(f) (Capital Expenditures) of the Credit Agreement is deleted in its entirety and replaced with the following:
     “(f) Capital Expenditures. Make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for Parent and its Subsidiaries, $15,000,000, at any time.”
     3. Schedules and Exhibits
     (a) The existing Schedule 2.01 to the Credit Agreement is deleted in its entirety and replaced with Schedule 2.01 attached to this Amendment.
     (b) The existing Exhibit C-1 to the Credit Agreement is deleted in its entirety and replaced with Exhibit C-1 attached to this Amendment.
     4. Conditions. This Amendment shall be effective as of the date first set forth above (the “Effective Date”) once each of the following have been delivered to Agent:
     (a) this Amendment executed by Borrowers, Agent and Lenders;
     (b) Guarantors’ Consent and Agreement executed by the Guarantors;

     (c) a replacement Revolving Note executed by Parent and made payable to Bank of America, N.A., in the original principal amount of $72,000,000;
     (d) Officer’s Certificate of Parent certifying as to incumbency of officers, specimen signatures, no changes to articles of incorporation and bylaws since the date of the certificate delivered in connection with the Credit Agreement, and resolutions adopted by the Board of Directors authorizing this Amendment; and
     (e) such other documents as Agent or Lenders may reasonably request.
     5. Representations and Warranties. Each Parent and UK Borrower represents and warrants to Agent and Lenders that (a) it possesses all requisite power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite corporate action on the part of such parties, (c) no other consent of any Person (other than Lenders) is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate its organizational documents, (e) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date), (f) it is in full compliance with all covenants and agreements contained in each Loan Document (as amended by this Amendment) to which it is a party, and (g) no Default or Event of Default has occurred and is continuing. The representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment. No investigation by Agent or Lenders is required for Agent or Lenders to rely on the representations and warranties in this Amendment.
     6. Scope of Amendment; Reaffirmation; RELEASE. All references to the Credit Agreement shall refer to the Credit Agreement as amended by this Amendment. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this Amendment) and any other Loan Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement. Parent hereby reaffirms its obligations under the Loan Documents to which each is a party and agrees that all Loan Documents to which it is a party remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment). AS A MATERIAL PART OF THE CONSIDERATION FOR AGENT AND LENDERS ENTERING INTO THIS AMENDMENT, EACH OF PARENT, INHOCO, AND SI PROPERTIES HEREBY RELEASES AND FOREVER DISCHARGES AGENT AND LENDERS (AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AFFILIATES, OFFICERS, MANAGERS, DIRECTORS, EMPLOYEES, AND AGENTS) FROM ANY AND ALL CLAIMS, DEMANDS, DAMAGES, CAUSES OF ACTION, OR LIABILITIES FOR ACTIONS OR OMISSIONS (WHETHER ARISING AT LAW OR IN EQUITY, AND WHETHER DIRECT OR INDIRECT) IN CONNECTION WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS PRIOR TO THE DATE OF THIS AMENDMENT, WHETHER OR NOT HERETOFORE ASSERTED, AND WHICH BORROWER OR ANY COMPANY MAY HAVE OR CLAIM TO HAVE AGAINST AGENT AND LENDERS.

7. Miscellaneous.
     (a) Waiver. This Amendment does not constitute (i) a waiver of, or a consent to (A) any provision of the Credit Agreement or any other Loan Document not expressly referred to in this Amendment, or (B) any present or future violation of, or default under, any provision of the Loan Documents, or (ii) a waiver of Agent’s or Lenders’ right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.
     (b) Form. Each agreement, document, instrument or other writing to be furnished to Lenders under any provision of this Amendment must be in form and substance satisfactory to Agent and its counsel.
     (c) Headings. The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Credit Agreement, or the other Loan Documents.
     (d) Costs, Expenses and Attorneys’ Fees. Parent agrees to pay or reimburse Agent on demand for all of their reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of Agent’s counsel.
     (e) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.
     (f) Multiple Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Amendment may be transmitted and signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Parent, UK Borrower, Agent and Lenders. Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
     (g) Governing Law. This Amendment and the other Loan Documents must be construed, and their performance enforced, under Texas law.
     (h) Entirety. THE LOAN DOCUMENTS (AS AMENDED HEREBY) REPRESENT THE FINAL AGREEMENT AMONG PARENT, UK BORROWER, AGENT AND LENDERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signatures appear on the following pages.]

     The Amendment is executed as of the date set out in the preamble to this Amendment.

POWELL INDUSTRIES, INC., as Borrower
By:	/s/ Don R. Madison
Don R. Madison
Vice President, Secretary and Treasurer

SWITCHGEAR & INSTRUMENTATION LTD., formerly known as Inhoco 3210 Limited
By:	/s/ Don R. Madison
Don R. Madison
Director

SWITCHGEAR & INSTRUMENTATION PROPERTIES LIMITED
By:	/s/ Don R. Madison
Don R. Madison
Director

Signature Page to Ninth Amendment to Credit Agreement

BANK OF AMERICA, N.A., as Agent
By:	/s/ Michelle C. Tabor
Michelle C. Tabor
Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ Michelle C. Tabor
Michelle C. Tabor
Vice President

Signature Page to Ninth Amendment to Credit Agreement

GUARANTORS’ CONSENT AND AGREEMENT TO NINTH AMENDMENT
     As an inducement to Agent and Lenders to execute, and in consideration of Agent’s and Lenders’ execution of, this Amendment, the undersigned hereby consents to this Amendment and agrees that this Amendment shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations and liabilities of the undersigned under the Guaranty executed by each of the undersigned in connection with the Credit Agreement, or under any Loan Documents, agreements, documents or instruments executed by the undersigned to create liens, security interests or charges to secure any of the Obligations (as defined in the Credit Agreement), all of which are in full force and effect. The undersigned further represents and warrants to Agent and Lenders that (a) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date), (b) it is in full compliance with all covenants and agreements contained in each Loan Document to which it is a party, and (c) no Default or Event of Default has occurred and is continuing. Guarantors hereby release Agent and Lenders from any liability for actions or omissions in connection with the Loan Documents prior to the date of this Amendment. This Guarantors’ Consent and Agreement shall be binding upon each of the undersigned, and its permitted assigns, and shall inure to the benefit of Agent, Lenders, and its successors and assigns.

GUARANTORS:

TRANSDYN, INC.,		POWELL INDUSTRIES ASIA, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/ Don Madison	By:	/s/ Don Madison
	Don Madison		Don Madison
	Vice President, Secretary, and		Vice President, Secretary, and
	Treasurer		Treasurer

POWELL INDUSTRIES INTERNATIONAL,		POWELL ELECTRICAL SYSTEMS, INC.,
INC., a Delaware corporation		a Delaware corporation

By:	/s/ Don Madison	By:	/s/ Don Madison
	Don Madison		Don Madison
	Vice President, Secretary, and		Vice President, Secretary, and
	Treasurer		Treasurer
Guarantors’ Consent and Agreement to Ninth Amendment

SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES
Revolving Facility for Parent

		Applicable
Lender	Commitment	Percentage
Bank of America, N.A.	$72,000,000	100%

Total	$72,000,000	100%
Schedule 2.01 to the Ninth Amendment

EXHIBIT C-1
COMMITTED LOAN NOTICE
Date: ___________, _____
To: Bank of America, N.A., as Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of June 29, 2005 (as amended by the First Amendment to Credit Agreement dated November 7, 2005, the Second Amendment to Credit Agreement dated January 11, 2006, the Third Amendment to Credit Agreement dated August 4, 2006, the Fourth Amendment to Credit Agreement dated December 7, 2006, the Fifth Amendment to Credit Agreement dated December 4, 2007, the Sixth Amendment to Credit Agreement dated December 14, 2007, the Seventh Amendment to Credit Agreement dated December 10, 2008, the Eighth Amendment to Credit Agreement dated March 11, 2010, the Ninth Amendment to Credit Agreement dated May 18, 2011, and as further amended, restated or supplemented, the “Agreement”, the terms defined therein being used herein as therein defined), between Powell Industries, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Agent, L/C Issuer and Swing Line Lender.
     Borrower hereby requests, on behalf of itself:
     ☐ A Borrowing of Committed Loans            ☐ A conversion or continuation of Loans

1.	On ____ (a Business Day).

2.	In the amount of _____.

3.	Comprised of ______________.
[Type of Committed Loan requested]

4.	In the following currency: ________________________ *

5.	For Eurocurrency Rate Loans: with an Interest Period of ___ months.
     The Committed Borrowing, if any, requested herein complies with the conditions set forth in Section 2.01(b) of the Agreement.
[Signature appears on the following page.]

*	Must be in Dollars.
Exhibit C-1
Committed Loan Notice

BORROWER: POWELL INDUSTRIES, INC.
By:
Name:
Title:

Exhibit C-1
Committed Loan Notice